Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement of Amaze Holdings, Inc. on Form S-1 of our report dated May 19, 2025, on our audits of the financial statements of Amaze Software, Inc. as of December 31, 2024 and 2023, and for each of the years then ended.

We also consent to the reference to our firm under the heading "Experts" in such Registration Statement.

Very truly yours,

/s/ Bush & Associates CPA LLC

Bush & Associates CPA LLC (PCAOB 6797)

Henderson, Nevada
September 10, 2025